Exhibit 23.1

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Consent of Independent Registered Public Accounting Firm

Endurance International Group Holdings, Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2016, relating to the consolidated financial statements and the effectiveness of Endurance International Group Holdings, Inc.’s internal controls over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Boston, Massachusetts

August 10, 2016